Exhibit 16.1

May 10, 2010

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Ladies and Gentlemen:

We have read the disclosure under the caption “Change in Accountants” in the Amendment No. 6 to the Registration Statement on Form S-1 dated May 11, 2010, of Express Parent LLC and are in agreement with the statements contained in the first and second paragraphs on page 151 therein. We have no basis to agree or disagree with other statements of the registrant contained therein.

/s/ Ernst & Young LLP